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                                                                     EXHIBIT 3.6


                           AMENDED AND RESTATED BYLAWS

                                       OF

                                DELTA POINT, INC.





                                   AS ADOPTED

                                  JULY 30, 1993


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                                    BYLAWS OF
                                DELTA POINT, INC.


                                TABLE OF CONTENTS

Article I - Purposes...........................................................   1
            Section 1.01 Purpose...............................................   1

Article II - Offices    .......................................................   1
            Section 2.01 Offices...............................................   1
            Section 2.02 Registered Office.....................................   1

Article III - Shareholders.....................................................   1
            Section 3.01 Annual Meeting........................................   1
            Section 3.02 Special Meeting.......................................   2
            Section 3.03 Place of Meeting......................................   2
            Section 3.04 Action Without a Meeting..............................   2
                    (a)     Action by Written Consent..........................   2
                    (b)     Withdrawal of Consent..............................   2
                    (c)     Effective Date of Action...........................   2
            Section 3.05 Notice of Meeting.....................................   3
                    (a)     Notice Required....................................   3
                    (b)     Contents of Notice.................................   3
                    (c)     Waiver of Notice...................................   3
            Section 3.06 Record Date...........................................   4
                    (a)     Fixing of Record Date..............................   4
                    (b)     Default Record Date................................   4
            Section 3.07 Vote Required to take Action..........................   4

Article IV - Board of Directors................................................   4
            Section 4.01 General Powers........................................   4
            Section 4.02 Number................................................   4
            Section 4.03 Election..............................................   5
            Section 4.04 Term..................................................   5
            Section 4.05 Qualifications........................................   5
            Section 4.06 Resignation...........................................   5
            Section 4.07 Regular Meetings......................................   5
            Section 4.08 Special Meetings......................................   5


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
            Section 4.09 Action Without a Meeting..............................   5
            Section 4.10 Notice of Special Meetings............................   6
            Section 4.11 Waiver of Notice......................................   6
                    (a)     Written Waiver ....................................   6
                    (b)     Waiver by Attendance ..............................   6
            Section 4.12 Quorum................................................   7
            Section 4.13 Manner of Acting......................................   7
            Section 4.14 Meetings by Telecommunication.........................   7

Article V - Officers...........................................................   7
            Section 5.01 Number................................................   7
            Section 5.02 Appointment and Term of Office........................   7
            Section 5.03 Removal...............................................   8
            Section 5.04 Resignation...........................................   8
            Section 5.05 Vacancies.............................................   8
            Section 5.06 Compensation..........................................   8
            Section 5.06 The President.........................................   8
            Section 5.07 The Vice President....................................   9
            Section 5.08 The Secretary.........................................   9
            Section 5.09 The Treasurer.........................................   9
            Section 5.10 Assistant Secretaries and Assistant Treasurers........  10

Article VI - Certificates for Shares and Their Transfer .......................  11
            Section 6.01 Certificates for Shares ..............................  11

Article VII - Dividends .......................................................  10
            Section 7.01 Dividends ............................................  10

Article VIII - Indemnification.................................................  11
            Section 8.01 Indemnification.......................................  11
            Section 8.02 Authorization of Indemnification......................  11
            Section 8.03 Advance of Expenses...................................  11
            Section 8.04 Insurance.............................................  11
            Section 8.05 Savings Clause........................................  12

Article IX - Miscellaneous ....................................................  12
            Section 9.01 Amendments ...........................................  12

Secretary's Certificate .......................................................  12


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                                    BYLAWS OF
                                DELTA POINT, INC.

                              ARTICLE I - PURPOSES

        SECTION 1.01 PURPOSE. This corporation is organized for any and all lawful purposes for which corporations may be organized under Mississippi law, as now and in the future provided thereby and as set forth in the Corporation's Articles of Incorporation, including, without limitation, to operate a gaming operation consistent with all requirements of Mississippi law regulating gaming as from time to time in force and applicable to the Corporation.

                              ARTICLE II - OFFICES

        SECTION 2.01 OFFICES. The principal office of the Corporation may be located at any place, either in or outside the State of Mississippi, as designated in the Corporation's most current Annual Report filed with the State of Mississippi. The Corporation may have such other offices, either in or outside the State of Mississippi, as the Board of Directors may designate or as the business of the Corporation may require from time to time. The Corporation shall maintain at its principal office a copy of all records required to be so kept by applicable law.

        SECTION 2.02 REGISTERED OFFICE. The registered office of the Corporation, required by Mississippi law, shall be located in the State of Mississippi and may be, but need not be, identical with the Corporation's principal office (if located in the State of Mississippi). The address of the registered office may be changed from time to time. to time.

                           ARTICLE III - SHAREHOLDERS

        SECTION 3.01 ANNUAL MEETING. The Corporation shall hold an annual meeting of shareholders at such time, date and place as the Board of Directors shall determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.


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        SECTION 3.02 SPECIAL MEETING. THE CORPORATION SHALL HOLD A SPECIAL
MEETING OF THE SHAREHOLDERS:

                (i) on call of its Board of Directors, the chairman of the Board of Directors or the president; or

                (ii) if the holders of shares representing at least ten percent (10 %) of all the votes entitled to be cast on any issue that is proposed to be considered at a special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting, stating the purpose for which it is to be held.

        SECTION 3.03 PLACE OF MEETINGS. The Board of Directors may designate any place, either in or outside the State of Mississippi, as the place at which any annual or special meeting is to be held. If no designation is made, the meeting shall be held at the Corporation's principal office.

        SECTION 3.04 ACTION WITHOUT A MEETING.

        (a) ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders entitled to vote on such action. Such consent has the same force and effect as a unanimous vote of the shareholders.

        (b) WITHDRAWAL OF CONSENT. Any shareholder giving a written consent, or the shareholder's proxyholder, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholder, may revoke the consent by a signed writing describing the action and stating that the shareholder's prior consent is revoked, if the writing is received by the Corporation prior to the effectiveness of the action.

        (c)     EFFECTIVE DATE OF ACTION. An action taken pursuant to this
Section 3.04 is not effective unless all written consents on which the Corporation within a sixty day period and not revoked pursuant to subsection (a) are received by the Corporation relies for the taking of an action pursuant to subsection (b). Action taken pursuant to this Section 3.04 is effective as of the date


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the last written consent necessary to effect the action is received by the Corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action.

        SECTION 3.05 NOTICE OF MEETING.

        (a) NOTICE REQUIRED. The Corporation shall give notice to shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10 ) nor more than sixty (60) days before the meeting date. Notice shall be deemed effective at the earlier of (i) when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; (ii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) when received; or (iv) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the Corporation's current record of shareholders.

        (b)     CONTENTS OF NOTICE.

                (i) The notice of every shareholders' meeting must state the place, day and time of meeting.

                (ii) Notice of any shareholders' meeting must include a description of the purpose or purposes for which the meeting is called, except for those matters specified by law or these bylaws for which specific notice must be given.

        (c) WAIVER OF NOTICE. A shareholder may waive any notice required by these bylaws, before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.


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        SECTION 3.06 RECORD DATE FOR MEETINGS AND OTHER ACTIONS.

        (a) FIXING OF RECORD DATE. The Board of Directors by resolution may fix a record date in order to determine the shareholders entitled to receive notice of a shareholders' meeting, and to determine the shareholders who are entitled to take action without a meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring the determination of shareholders.

        (b) DEFAULT RECORD DATE. If the Board of Directors does not fix a record date, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the date before the first notice is delivered to shareholders.

        SECTION 3.07 VOTE REQUIRED TO TAKE ACTION FOR OTHER THAN ELECTION OF DIRECTORS. If a quorum exists, action on any matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, except where a greater number of affirmative votes is otherwise required by law.

                         ARTICLE IV - BOARD OF DIRECTORS

        SECTION 4.01 GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

        SECTION 4.02 NUMBER. The Board of Directors shall consist of no less than three and no more than seven Directors; provided that as long as the number of shareholders of the Corporation is less than 3, the number of Directors may be the same as the number of shareholders, with the exact number of Directors within such parameters to be set by resolution of the Board of Directors from time to time; provided that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.


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        SECTION 4.03 ELECTION. The Directors shall be elected at each annual meeting of the shareholders. If the Directors are not elected at an annual meeting, or if an annual meeting is not held, then the Directors may be elected at any special meeting of the shareholders held for that purpose.

        SECTION 4.04 TERM. The terms of Directors of the Corporation expire at the next annual shareholders' meeting following their election. Despite the expiration of the Director's term, the Director shall continue to serve until the election and qualification of a successor or until there is a decrease in the number of Directors, or until such Director's earlier death, resignation or removal from office.

        SECTION 4.05 QUALIFICATIONS. Directors need not be residents of the State of Mississippi or shareholders of the Corporation.

        SECTION 4.06 RESIGNATION. Any Director of the Corporation may resign at any time by giving written notice to the Corporation. A resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date.

        SECTION 4.07 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. By resolution, the Board of Directors may determine the time and place, either within or without the State of Mississippi, for the holding of additional regular meetings without other notice than such resolution.

        SECTION 4.08 SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Mississippi, as the place for holding any special meeting of the Board of Directors called by them.

        SECTION 4.09 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the board of Directors may be taken without a meeting if a consent in writing, setting


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forth the action so taken, is signed by all of the Directors. Such consent has the same force and effect as a unanimous vote of the Directors. Action taken under this provision is effective at the time the last Director signs a writing describing the action taken, unless, prior to that time, any Director has revoked a consent by a writing signed by the Director and received by the secretary or any other person authorized by the bylaws or the Board of Directors to receive the revocation, or unless the consent specifies a different effective time.

        SECTION 4.10 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting shall be given at least one (1) day prior to the date of the meeting. Notice must be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by any form of electronic communication, or by mail or private carrier. The notice need not describe the purpose of the special meeting, unless otherwise required by law or these bylaws. Notice shall be effective at the earlier of the following:

                (i)     when received;

                (ii)    five days after it is mailed;

                (iii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

        SECTION 4.11 WAIVER OF NOTICE.

        (a) WRITTEN WAIVER. Any Director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in subsection (b), below, the waiver must be in writing and signed by the Director entitled to notice. The waiver shall be delivered to the Corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness.

        (b) WAIVER BY ATTENDANCE. The attendance of a Director at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting, or promptly upon the Director's arrival, objects to the holding of the


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meeting or the transacting of business at the meeting because of lack of notice of defective notice, and does not thereafter vote for or assent to action taken at the meeting.

        SECTION 4.12 QUORUM. A majority of the number of Directors fixed by
Section 4.02 of these bylaws constitutes a quorum for the transaction of business at any meeting of the Board of Directors.

        SECTION 4.13 MANNER OF ACTING. The act of majority of the Directors present at a meeting at which a quorum is present is the act of the Board of Directors. Voting by proxy is not permitted.

        SECTION 4.14 MEETINGS BY TELECOMMUNICATION. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may hear each other during the meeting. A Director participating in a meeting by this means is considered present in person at the meeting.


                              ARTICLE V - OFFICERS

        SECTION 5.01 NUMBER. The Corporation shall have a president, a secretary, and a treasurer, and such other officers as may be determined by the Board of Directors, each of whom shall be appointed by the Board of Directors. One or more vice presidents (the number to be determined by the Board of Directors) and such other officers and assistant officers and agents as may be deemed necessary may also be appointed by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation or any committee of the Board of Directors the power to appoint, remove and prescribe the duties of such other officers, assistant officers, agents and employees. Any two or more offices may be held by the same person.

        SECTION 5.02 APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed by the Board of Directors or by any officer to whom or committee of the Board of Directors to which the power of appointment has been delegated. Each officer shall told office until


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such officer's successor has been appointed or until such officer's death or until such officer shall resign or shall have been removed in the manner provided below. The appointment of an officer shall not itself create any contract rights with the Corporation.

        SECTION 5.03 REMOVAL. Any officer, assistant, agent or employee may be removed, with or without cause, at any time by the Board of Directors, or by any officer to whom or committee of the Board of Directors to which such power of removal has been delegated, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        SECTION 5.04 RESIGNATION. An officer may resign at any time by giving written notice of resignation to the Corporation. A resignation of an officer is effective when it is received by the Corporation, unless the notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

        SECTION 5.05 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors or by any officer to whom or committee of the Board of Directors to which such power has been delegated.

        SECTION 5.06 COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the Corporation.

        SECTION 5.06 THE PRESIDENT. The president, unless otherwise specified by the Board of Directors, shall be the chief executive officer of the Corporation and, under the direction of the Board of Directors, shall in general supervise and control all the business and affairs of the Corporation. The president shall, when present, preside at all meetings of the shareholders and, in the absence of the chair of the board, at meetings of the Board of Directors. The president may hire, prescribe the duties of, and fire employees, and may delegate such authority in whole or in part to any other officer or employee. The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof


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shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise singed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

        SECTION 5.07 VICE PRESIDENT. One or more Vice Presidents may be elected by the Board of Directors to perform such tasks and to have such authority less than the President as may be provided by the Board of Directors. In the absence of the president, or in the event of the president's death, inability or refusal to act, the senior ranking vice president in title (i.e."senior" or "executive"; or in the event of more than one vice president with the same title, the senior ranking vice president in terms of date of first election to the current level if office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

        SECTION 5.08 THE SECRETARY. The Secretary shall (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and affix such seal to documents when authorized; (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) maintain the records required under Section 16-10a-1601 of the Mississippi Revised Business Corporation Act, and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. In the absence of a secretary and any assistant secretaries, the president shall perform these duties.

        SECTION 5.09 THE TREASURER. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as


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the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 8.04 of these bylaws; and
(c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors. In the absence of a treasurer, the secretary shall perform such duties.

        SECTION 5.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

             ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

        SECTION 6.01 CERTIFICATES FOR SHARES. Every owner of shares of stock of the Corporation is entitled to have a certificate or certificates, in a form approved by the Board of Directors, certifying the number and class and series of shares of the stock of the Corporation owned by such shareholder. Such certificates shall be consecutively numbered in the order in which they are issued, and shall be signed by the President and the Secretary, and by any authenticating agent as may be provided and authorized by the Board of Directors from time to time.


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                             ARTICLE VII - DIVIDENDS

        SECTION 7.01 DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Corporation's Articles in Incorporation.

                         ARTICLE VIII - INDEMNIFICATION

        SECTION 8.01 INDEMNIFICATION. The Corporation shall indemnify each person who is or was a Director, officer, employee or agent of the Corporation or an individual who, while serving the indicated relationship to the Corporation, is or was serving at the Corporation's request as a Director, officer, partner, trustee, employee, fiduciary, or agent of another Corporation or other person or of an employee benefit plan, to the fullest extent permitted by the Mississippi law.

        SECTION 8.02 AUTHORIZATION OF INDEMNIFICATION. The Corporation shall be deemed to have authorized such indemnification whenever a determination has been made under Mississippi law that indemnification of an individual is permissible in the circumstances because the person has met the applicable standard of conduct.

        SECTION 8.03 ADVANCE OF EXPENSES. The Corporation may accept an undertaking of an officer or director to repay advanced expenses if such are ultimately found to have been unlawfully or improperly advanced without reference to financial ability to make repayment.

        SECTION 8.04 INSURANCE. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a Director, officer, employee, fiduciary, or agent of the Corporation, or who, while serving as a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic Corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify him or her against the same liability.


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        SECTION 8.05 SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each officer and Director as to expenses, including attorneys' fees, judgements, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including without limitation a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.


                           ARTICLE IX - MISCELLANEOUS

        SECTION 9.01 AMENDMENTS. These bylaws, or any of them, may be altered, amended or repealed, and new bylaws may be made, (i) by the Board of Directors, by vote of a majority of the Directors then in office, acting at any meeting of the Board of Directors, or (ii) by the shareholders, by vote of a majority of a quorum of the shareholders, at any annual meeting of shareholders, without previous notice, or at any special meeting of shareholders, provided that notice is such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Except as otherwise provided in the Corporation's Articles of Incorporation, any bylaws made or altered by the shareholders may be altered or repealed by either the Board of Directors or the shareholders.

                                   CERTIFICATE

        THE UNDERSIGNED SECRETARY OF DELTA POINT, INC., DOES HEREBY CERTIFY THE FOREGOING TO BE THE BYLAWS OF SUCH CORPORATION, AS ADOPTED BY THE BOARD OF DIRECTORS ON JULY 30, 1993.

                                       By /s/ THOMAS STEINBAUER
                                          --------------------------------------


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